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                                                                    EXHIBIT 99.1

[WHITEHALL JEWELLERS, INC. LOGO]
                                                                    NEWS RELEASE


                                                  For: Whitehall Jewellers, Inc.
                                                  Contact:    John R. Desjardins
                                                       Executive Vice President,
                                                         Chief Financial Officer
FOR IMMEDIATE RELEASE                                           TX: 312/762-9751


                WHITEHALL JEWELLERS NAMES DEBBIE NICODEMUS-VOLKER
                     EXECUTIVE VICE PRESIDENT OF MERCHANDISE

              SEASONED JEWELRY, RETAIL AND MERCHANDISING EXECUTIVE
                  JOINS FROM DUTY FREE SHOPPERS AND DONNA KARAN

CHICAGO, ILLINOIS, JUNE 2, 2004 -- Whitehall Jewellers, Inc. (NYSE:JWL) today announced that Debbie Nicodemus-Volker, a merchandising executive with more than 25 years experience in the retail industry, has joined the Company as Executive Vice President of Merchandise. Ms. Nicodemus-Volker will report to Hugh Patinkin, Chairman and Chief Executive Officer.

Ms. Nicodemus-Volker joins Whitehall after a 14 year tenure with Duty Free Shoppers ("DFS"). Most recently she was Vice President of Merchandising and Planning for Donna Karan International, based in New York. Donna Karan International and DFS are divisions of Louis Vuitton Moet Hennessey. Ms. Nicodemus-Volker has many years of experience in merchandising and marketing for fine jewelry categories. At DFS, Ms. Nicodemus-Volker was Vice President for Merchandise Planning and Procurement for European Brands, including responsibility for fine jewelry and watches. For the six years before that, Ms. Nicodemus-Volker was Vice President merchandising fine jewelry at DFS.

"Debbie's impressive track record in jewelry, branding and the development of market leading merchandising systems make her a strong fit with our business," said Hugh Patinkin, Chairman and Chief Executive Officer of Whitehall Jewellers. "We are very pleased to welcome Debbie to the Whitehall team, and look forward to her contributions as we continue to strengthen our existing brands. I am particularly pleased that Debbie joins us at a time of the year that permits her to have a significant impact on our important Christmas selling season."

"This is a unique opportunity for me to join a company with talented people and significant growth potential," said Ms. Nicodemus-Volker. "I'm enthusiastic about working with Hugh and the rest of the Whitehall team to enhance our merchandising relationships and further invigorate our marketing efforts."

Ms. Nicodemus-Volker has extensive retail experience, including many years as a merchant for gold, pearl and diamond jewelry. Ms. Nicodemus-Volker has spent her entire career in retail merchandising endeavors with over 20 years experience in the jewelry industry working at Duty Free Shoppers, Zale, and Macy's. Additionally, Ms. Nicodemus-Volker, has also served as a consultant to several specialty jewelry companies.

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Ms. Nicodemus-Volker holds a Bachelor of Science, Merchandising degree from
Arizona State University.

ABOUT WHITEHALL JEWELLERS

         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 386 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs;
(7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) developments relating to the consolidated Capital Factors actions and the related SEC and U.S. Attorney's office investigations, and shareholder and other civil litigation including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (16) regulation affecting the industry generally, including regulation of marketing practices; (17) the successful integration of acquired locations and assets into our existing operations; and (18) the risk factors identified from time to time in our filings with the SEC.
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